Execution Version
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 29, 2023, is among Aspen Insurance Holdings Limited (“Aspen”), the undersigned Subsidiary Borrowers (together with Aspen, each a “Borrower” and collectively the “Borrowers”), the several banks that are parties hereto, and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement (as defined below).
WHEREAS, the Borrowers, various banks, the Collateral Agent and Barclays Bank PLC, as administrative agent, entered into a Third Amended and Restated Credit Agreement dated as of December 1, 2021 (the “Credit Agreement”);
WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, the Administrative Agent, the Borrower and the Lenders party hereto comprising all the Lenders have determined in accordance with the Credit Agreement that LIBOR should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any Loan Document and the parties to this Agreement hereby agree that such changes shall become effective on the Amendment Effective Date (as defined below).
NOW, THEREFORE, the parties hereto agree as follows:
1.    Amendment. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
2.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent shall have received a counterpart of this Amendment executed by the Borrowers, the Administrative Agent and each Lender.
(b)The representations and warranties of the Borrowers contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)No Default has occurred and is continuing or will result from the effectiveness of this Amendment.

3.    Borrower Representations. Each Borrower hereby represents and warrants, on and as of the Amendment Effective Date, that (i) the representations and warranties applicable to such Borrower contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally and (iii) no Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment.

4.    Reaffirmation of Loan Documents. Each Borrower agrees that each Loan Document to which it is a party remains in full force and effect and is hereby ratified and confirmed. The amendments provided for herein are limited to the specific sections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or any Lender’s willingness to consent to any action requiring consent under any other provision of the Credit Agreement.

5.    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as modified hereby on the Amendment Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

6.    Other. The provisions of Sections 11.5, 11.9, 11.10, 11.11 11.12, 11.13 and 11.20 of the Credit Agreement are incorporated herein by reference as if set forth in full herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ASPEN INSURANCE HOLDINGS LIMITED, as a Borrower By: __________________________________ Name: Title:
ASPEN BERMUDA LIMITED, as a Borrower By: __________________________________ Name: Title:

ASPEN INSURANCE UK LIMITED, as a Borrower By: __________________________________ Name: Title:
ASPEN (UK) HOLDINGS LIMITED, as a Borrower By: __________________________________ Name: Title:

[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement]

ASPEN SPECIALTY INSURANCE COMPANY, as a Borrower By: __________________________________ Name: Title:

ASPEN U.S. HOLDINGS, INC., as a Borrower By: __________________________________ Name: Title:

ASPEN UNDERWRITING LIMITED, as a Borrower By: __________________________________ Name: Title:

ASPEN AMERICAN INSURANCE COMPANY, as a Borrower By: __________________________________ Name: Title:

[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent By: __________________________________ Name: Title: Executed in New York

[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement]

LENDERS:    [_],

By:
Name:
Title:
[Signature Page to Second Amendment to Third Amended and Restated Credit Agreement]

Exhibit A